UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------


                                   FORM 8 - K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) November 19, 2002


                             -----------------------


                         CHADMOORE WIRELESS GROUP, INC.
             (Exact name of registrant as specified in its charter)



           Colorado                   0-20999                 84-1058165
---------------------------- ------------------------ --------------------------
(State or other jurisdiction (Commission File Number) (IRS Employer
      of incorporation)                                      Identification No.)




                          2875 E. PATRICK LANE, SUITE G
                             LAS VEGAS, NEVADA 89120
               (Address of principal executive offices) (Zip Code)


                                 (702) 740-5633
              (Registrant's telephone number, including area code)



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On October 18, 2002, Chadmoore Wireless Group, Inc., a dissolved Colorado corporation - 2002 (the "Company"), engaged McGladrey & Pul1en, LLP ("McGladrey") as the Company's independent auditors for its current fiscal year, ending December 31, 2002. McGaldrey will replace the Company's former independent auditors, Arthur Andersen LLP ("Andersen"). Andersen resigned as the Company's independent auditors effective August 8, 2002 due to the winding-down of Andersen's business and its resultant inability to perform audit services.

         During our two most recent fiscal years ended December 31, 2000 and December 31, 2001 and the period from January 1, 2002 to the date of engaging McGladrey, as stated above, we did not consult with McGladrey with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.






                               S I G N A T U R E S

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       CHADMOORE WIRELESS GROUP, INC.
                                       -----------------------------------
                                       a dissolved Colorado corporation - 2002
                                       (Registrant)

November 19, 2002                      By:  /s/ STEPHEN K. RADUSCH
-----------------                      -----------------------------------
Date                                       Name: Stephen K. Radusch
                                           Title: Chief Financial and Accounting
                                                  Officer